EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 033-47073, No. 333-147397, and No. 333-154364) pertaining to The Scotts Miracle-Gro Company of our report dated June 27, 2017, with respect to the financial statements of The Scotts Company LLC Retirement Savings Plan included in this Annual Report (Form 11-K) for the fiscal years ended December 31, 2016 and 2015.

/s/ MEADEN & MOORE, LTD
Cleveland, Ohio
June 27, 2017